UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 17, 2006
MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32434 (Commission File Number)	37-1149138 (I.R.S. Employer Identification No.)
440 Maine Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)
(217) 223-7300
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     On July 17, 2006, the Board of Directors of Mercantile Bancorp, Inc. revised its Code of Ethics policy. The revisions included (1) the addition under “Fair Dealing” that each director, officer, and employee should be objective in decision making and candid with fellow workers, regulatory personnel and external auditors, and attorneys, (2) the addition under “Protection and Proper Use of Company Assets” of language advising all employees, officers, and directors are expected to comply with the internal control procedures that have been established, (3) a revision under “Financial Statements and other Records” concerning record retention, and (4) the addition of a new provision entitled “Consequences for Non-Compliance” setting forth consequences for non-compliance with the standards of the Code of Ethics. The text of the revised Code of Ethics is attached hereto as an exhibit.

Item 9.01	Exhibits
     (c) Exhibits:

Exhibit Number	Description

14.1	Code of Ethics (Originally adopted May 2004, Re-adopted July 17, 2006 as revised)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.
By:	/s/ Dan S. Dugan
	Name:	Dan S. Dugan
	Title:	Chairman, President, and Chief Executive Officer

Date: July 17, 2006

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